UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 8, 2021

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2021, Adverum NC, LLC, a subsidiary of Adverum Biotechnologies, Inc. (collectively, “Adverum”) and ARE-NC REGION NO. 21, LLC (“Landlord”) entered into a Lease dated as of January 8, 2021 (the “Lease”), pursuant to which Adverum will lease approximately 174,000 rentable square feet located at 14 TW Alexander Drive, Durham, North Carolina (the “Premises”). The Premises will support Adverum’s current Good Manufacturing Practices (cGMP) manufacturing of Adverum’s novel gene therapy candidate, ADVM-022, as a potential one-time, intravitreal injection for the treatment of patients with wet age-related macular degeneration and diabetic macular edema, and is expected to be production-ready by the end of 2023.

The term of the Lease commences upon delivery of the Premises to Adverum and runs for 16.5 years, with two consecutive five-year extension options. Rent on the Premises will commence eighteen months after such delivery at a rate of $477,426 per month, and will be increased annually by a 3% rent adjustment.    In addition, during the term of the Lease, Adverum will pay Landlord, on an annual basis, a portion, as determined according to the Lease, of certain operating expenses, property management fees and taxes related to the Premises incurred by Landlord, as well as a security deposit of $2.8 million.

Landlord has agreed to provide Adverum with: a tenant improvement allowance of up to $135/rentable square foot and a warm shell improvement allowance of up to $2.0 million, which are included in the base rent; and an additional tenant improvement allowance of up to $100/rentable square foot, which Adverum is required to repay over the term of the Lease with an interest rate of 8%.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to Adverum’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference here.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adverum Biotechnologies, Inc.

Date: January 8, 2021	By:	/s/ Laurent Fischer
Laurent Fischer, Chief Executive Officer